Sub-Item 77O: Transaction Effected Pursuant to Rule 10f-3

Name of Fund:                                Goldman Sachs MLP Income Opportunities Fund

Name of Underwriter or Dealer Purchased From:                                                                                     Wells Fargo Securities, LLC

Names of Underwriting Syndicate Members:                                                                           Goldman, Sachs & Co.; Barclays Capital Inc.; Citigroup Global Markets Inc.; Credit Suisse Securities (USA) LLC; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; Ladenburg Thalmann & Co. Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; Robert W Baird & Co Incorporated; Scott & Stringfellow, LLC; Stifel, Nicolaus & Company, Inc.; Wells Fargo Securities, LLC

Name of Issuer:                                DCP Midstream Partners LP

Title of Security:                                DCP MIDSTREAM PARTNERS LP

Date of First Offering:                                           02/28/2014

Dollar Amount Purchased:                                           3,559,578

Number of Shares or Par Value of Bonds Purchased:                                                                                     72,793

Price Per Unit:                                48.90

Resolution Approved:                                           Resolution adopted at the Meeting of the Board of Trustees on April 10, 2014.*

Name of Fund:                                Goldman Sachs MLP Income Opportunities Fund

Name of Underwriter or Dealer Purchased From:                                                                                     Barclays Capital Inc.

Names of Underwriting Syndicate Members:                                                                           Goldman, Sachs & Co.; Barclays Capital Inc.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; Robert W Baird & Co Inc.; Scott & Stringfellow, LLC; Wells Fargo Securities, LLC

Name of Issuer:                                Summit Midstream Partners LP

Title of Security:                                SUMMIT MIDSTREAM PARTNERS LP

Date of First Offering:                                           03/12/2014

Dollar Amount Purchased:                                           13,349,724

Number of Shares or Par Value of Bonds Purchased:                                                                                     344,509

Price Per Unit:                                38.75

Resolution Approved:                                           Resolution adopted at the Meeting of the Board of Trustees on July 22, 2014.**

Name of Fund:                                Goldman Sachs MLP Income Opportunities Fund

Name of Underwriter or Dealer Purchased From:                                                                                     Morgan Stanley & Co. LLC

Names of Underwriting Syndicate Members:                                                                           Goldman, Sachs & Co.; Credit Suisse Securities (USA) LLC; Merrill Lynch, Pierce, Fenner & Smith, Inc.; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; Wells Fargo Securities, LLC

Name of Issuer:                                Seadrill Partners LLC

Title of Security:                                SEADRILL PARTNERS LLC

Date of First Offering:                                           03/12/2014

Dollar Amount Purchased:                                           17,526,578

Number of Shares or Par Value of Bonds Purchased:                                                                                     572,764

Price Per Unit:                                30.60

Resolution Approved:                                           Resolution adopted at the Meeting of the Board of Trustees on July 22, 2014.**

Name of Fund:                                Goldman Sachs MLP Income Opportunities Fund

Name of Underwriter or Dealer Purchased From:                                                                                     Wells Fargo Securities, LLC

Names of Underwriting Syndicate Members:                                                                           Goldman, Sachs & Co.; Barclays Capital Inc.; J.P. Morgan Securities LLC; Raymond James & Associates, Inc.; RBC Capital Markets, LLC; Regions Bank; Scotia Capital (USA) Inc; UBS Securities LLC; Wells Fargo Securities, LLC

Name of Issuer:                                USA Compression Partners LP

Title of Security:                                USA COMPRESSION PARTNERS LP

Date of First Offering:                                           05/14/2014

Dollar Amount Purchased:                                           3,198,750

Number of Shares or Par Value of Bonds Purchased:                                                                                     125,000

Price Per Unit:                                25.59

Resolution Approved:                                           Resolution adopted at the Meeting of the Board of Trustees on July 22, 2014.**

*           Resolution adopted at the Meeting of the Board of Trustees on April 10, 2014:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. to the Trustees, all purchases made during the fiscal quarter ended February 28, 2014  by the Goldman Sachs MLP Income Opportunities Fund of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

**           Resolution adopted at the Meeting of the Board of Trustees on July 22, 2014:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. to the Trustees, all purchases made during the fiscal quarter ended May 31, 2014  by the Goldman Sachs MLP Income Opportunities Fund of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.